EXHIBIT 10.21



                   Freeport-McMoRan Inc. Financial Counseling and

                  Tax Return Preparation and Certification Program



      1.    Purpose.   The  purpose  of  the  Freeport-McMoRan  Inc. Financial

      Counseling  and  Tax  Return Preparation and Certification Program  (the

      "Program") is to enable those senior executives chosen to participate in the Program to devote to  the  business  activities  of Freeport-McMoRan

      Inc.  (the  "Company") or its subsidiaries the time and  attention  that such executives  would  otherwise  have  had to devote to their personal financial or tax affairs, and, in the case of the Tax Return Preparation and Certification aspect of the Program, to  provide  the  Company  with assurance  that the tax affairs of participating executives are properly

      attended  to.    To   this   end,  the  Program  contemplates  providing

      professional counseling services  in  the area of personal financial and estate planning (other than investment advice) by an independent adviser selected  by  each  participant from among  several  designated  by  the

      Company.  It also contemplates the provision of professional assistance,

      by  a nationally recognized  public  accounting  firm  selected  by  the

      Company, with the preparation and filing of personal income tax returns,

      followed  by  a  certification  by  such  firm  to  the Company that all required returns have been properly prepared and timely filed.

      2.   Administration.  The Program shall be administered  by the Chairman of the Board of the Company who shall have full authority  to  interpret the  Program  and  from  time  to  time  adopt rules and regulations for carrying out the Program, subject to such  directions  as  the Corporate

      Personnel  Committee  (the  "Committee")  of  the  Company's  Board   of

      Directors may give, either as guidelines or in particular cases.

      3.    Eligibility  for  Participation.   Participation  in the Financial

      Counseling aspect of the Program shall be offered to the Chairman of the

      Board, the President and the Senior Vice Presidents of the Company, and,

      in  addition  to such participants in the current Long-Term  Performance

      Incentive Plan  as  may from time to time be selected by the Chairman of the Board.  The Chairman  of  the  Board  of the Company shall also from time to time select from among the senior executives  of the Company and its divisions and subsidiaries those individuals who are to be requested to participate in the Tax Return Preparation and Certification aspect of

      the  Program.   Participation  in  either  aspect  of  the Program  will

      normally   continue   through  the  year  following  each  participant's

      retirement.

      4.    General  Provisions.    The   selection   of   any   employee  for

      participation  in  either  aspect  of  the  Program shall not give  such employee any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company and of such subsidiary to

      dismiss  or discharge any such employee is specifically  reserved.   The

      benefits provided for employees under either aspect of the Program shall be in addition  to,  and in no way preclude, other forms of compensation to or in respect of such employee.

      5.   Additional Cash Payment.   An additional cash payment shall be paid

      to each participant as provided herein  in  order  to gross-up fees paid pursuant to the Program for tax purposes.

      For  participants in the Program, a cash payment shall  be  paid  during such tax reporting year according to the following formula:

      (the lesser of A or B) x _(C + D)

          [1 - (C + D)]

      in which  A  equals two percent of the participant's estimated income in the current tax  reporting  year,  to  be reported by the Company on the participant's form W-2 for such year; B  equals  the amount of fees paid during such year on the participant's behalf pursuant  to the Program; C equals the maximum federal income tax rate applicable to  individuals in effect  during  such year; and D equals the combined maximum  applicable state and local income  tax  rates  applicable  to individuals in effect during such year.

      6.Amendment or Termination.  The Committee may from time amend or at any time terminate the Program.


      Executed this            day of           , 1995.


      Freeport-McMoRan Inc.


      _______________________________
      Chairman of the Board


      Reviewed:



      _________________________
      General Counsel